UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2014

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-53942
Commission File Number

Office 205 – 290 Lakeshore Road
Pointe-Claire, Quebec, Canada H9S 4L3
(Address of principal executive offices)

Registrant’s telephone number, including area code: 514-907-4989

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On April 25, 2014, Urban Barns Foods Inc. (the “Company”) sold an aggregate of 21,367,521 shares of its Class A common stock to two non-U.S. investors at a price of $0.0243 per share for aggregate proceeds of $500,000. The purchase price for the shares was determined using the 20 day weighted average closing price of the Company’s Class A common stock prior to April 7, 2014, the date on which the offering commenced.

The Company issued the shares in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance on Regulation S was based on the fact that the shares were sold in “offshore transactions” as defined in Regulation S. The Company did not engage in any directed selling efforts in the United States in connection with the sale of the shares, and the investors were not U.S. persons and did not acquire the shares for the account or benefit of any U.S. person.

The shares have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration or an applicable exemption from the registration requirements of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 29, 2014	Urban Barns Foods Inc.
(Registrant)

By: /s/Richard Groome
Richard Groome
President, Chief Executive Officer, Director